QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.52

SECOND AMENDMENT

        This Second Amendment (the "Second Amendment") is made and entered into as of this 1st day of April, 2011 (the "Second Amendment Effective Date") and amends the Amended and Restated Employment Agreement dated as of September 29, 2008 as further amended by the First Amendment dated August 31, 2009 (collectively, the "Employment Agreement"), by and between NEW FRONTIER MEDIA, INC. ("NFM") and MICHAEL WEINER ("Executive"). Unless otherwise defined herein, all capitalized terms used shall have the meaning ascribed to them in the Employment Agreement.

        In consideration of the foregoing, and other good and valuable consideration, including Executive's continued employment with NFM, the receipt and sufficiency of which are hereby acknowledged, Executive and NFM hereby agree as follows:

I.     AMENDMENTS TO AGREEMENT

        Section 1 "Term" is hereby amended by deleting such section in its entirety and replacing the same with the following:

    "The Term of this Agreement shall begin as of the Second Amendment Effective Date and shall continue until midnight on March 31, 2015, or such other date as the Agreement is terminated by either party as hereinafter provided (the "Term").

II.    GENERAL PROVISIONS

        All other terms and conditions of the Employment Agreement that have not been specifically amended herein shall remain in full force and effect. This Second Amendment, together with the Employment Agreement, contains all of the terms and conditions agreed upon by the parties hereto regarding the subject matter hereof. All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Second Amendment or the Employment Agreement not expressly set forth in this Second Amendment or the Employment Agreement are of no force or effect. Any waiver, alteration or modification of any of the terms of this Second Amendment shall be valid only if made in writing and signed by both parties hereto. This Second Amendment may be executed in up to two counterparts, each of which shall be deemed an original but together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

NEW FRONTIER MEDIA, INC.		EXECUTIVE
By:	/s/ MARC CALLIPARI	By:	/s/ MICHAEL WEINER
Name: Marc Callipari		Name: Michael Weiner
Title: Chief Legal Officer

QuickLinks

  EXHIBIT 10.52